EXHIBIT 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-A of our report dated January 13, 2023, relating to the financial statements of ZEUUS, Inc. for the years ended September 30, 2022 and 2021 and to all references to our firm included in this Registration Statement.

/s/ BF Berger CPA PC

BF Berger CPA PC

Certified Public Accountants

Lakewood, CO

May 26, 2023